Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of June 14, 2010 (this “Agreement”), by and among Vertro, Inc., a Delaware corporation (the “Company”), and each of the purchasers set forth on Schedule I hereto (each, a “Purchaser” and collectively, the “Purchasers”).

Recital

The Company wishes to sell to the Purchasers, and the Purchasers wish to purchase from the Company, in the aggregate, 657,895 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and with respect to each Purchaser, the amount of shares of Common Stock as set forth on Schedule I hereto, upon the terms and subject to the conditions hereinafter set forth.

Statement of Agreement

In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows.

Article I –  Definitions

Section 1.1.          General Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person.  For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

“By-laws” shall mean, unless the context in which such term is used otherwise requires, the By-laws of the Company as in effect on the Closing Date.

“Certificate of Incorporation” shall mean, unless the context in which it is used shall otherwise require, the Certificate of Incorporation of the Company as in effect on the Closing Date.

“Closing Date” shall mean the date of the Closing.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Commission” shall mean the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“GAAP” shall mean generally accepted accounting principles in effect within the United States, consistently applied.

“Governmental Authority” shall mean the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, regulation or compliance, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge, claim, restriction or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

“Material Adverse Effect” shall mean a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in (i) the assets, business, properties, prospects, operations, or financial condition of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement.

“Permitted Encumbrances” shall mean:

(a)          Liens for Taxes, assessments or other governmental charges which are not yet due and payable or which are being contested in good faith with a reserve or other appropriate provision having been made therefor;

(b)          Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being contested in good faith; provided that a reserve or other appropriate provision shall have been made therefor and the aggregate amount of such Liens is less than $100,000;

(c)          Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(d)          Deposits in an aggregate amount not to exceed $100,000, made in the ordinary course of business to secure liability to insurance carriers;

(e)          Leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Subsidiaries; and

(f)           Easements, rights of way, restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries.

“Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Purchaser Affiliate” shall mean with respect to each Purchaser, any affiliate of such Purchaser (as defined in Rule 405 under the Securities Act) and any Person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

“Regulation D” shall mean Regulation D promulgated under the Securities Act, as the same shall be in effect at the time.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act, as the same shall be in effect at the time

“SEC Reports” shall mean all forms, reports, statements and other documents (including, without limitation, exhibits, annexes, supplements and amendments to such documents) filed by the Company, or sent or made available by the Company to its security holders, under the Exchange Act, the Securities Act, any national securities exchange or quotation system or comparable Governmental Authority.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.

“Short Sales” shall mean all “short sales” as defined in Rule 200 under the Exchange Act.

“Subsidiary” shall mean, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company or of a Subsidiary of the Company.

Section 1.2           Accounting Terms; Financial Statements. All accounting terms used herein and not expressly defined in this Agreement shall have the respective meanings given to them in conformance with GAAP.  Financial statements and other information furnished after the date hereof pursuant to the Agreement shall be prepared in accordance with GAAP as in effect at the time of such preparation.

Section 1.3           Knowledge of the Company.  All references to the knowledge of the Company or to facts known by the Company shall mean knowledge of the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company after reasonable inquiry.

Article II – Purchase and Sale of Shares

Section 2.1           Purchase and Sale of Shares.  Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchasers, and the Purchasers agree to purchase from the Company, at the Closing, 657,895 shares of Common Stock (the “Shares”) for an aggregate purchase price of $250,000.10 (the “Purchase Price”).  At the Closing, the Company shall deliver or cause to be delivered to the Purchasers the Shares against payment by each Purchaser of a certified or official bank check or wire transfer of the amount set forth on Schedule I hereto, net of the Permitted Expenses (as defined below).

Section 2.2           Closing.  The purchase and issuance of the Shares shall take place at a closing (the “Closing”) simultaneously with the execution and delivery of this Agreement or on such other date and time as the Parties may agree (the “Closing Date”) at the offices of the Company, 143 Varick Street, New York, New York, provided that all of the conditions set forth in Article VIII hereof, shall have been fulfilled or waived in accordance herewith.

Section 2.3           Exemption From Registration.  The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act, and the rules and regulations promulgated thereunder, and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

Article III – Representations and Warranties of the Company

The Company hereby represents and warrants to the Purchasers, as of the date hereof and the Closing Date (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

Section 3.1           Corporate Existence and Power.   The Company and each of its Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; and (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify would not have a Material Adverse Effect.  The Company has the corporate power and authority to execute, deliver and perform its obligations under the Agreement.

Section 3.2           Capitalization. The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, of which 34,438,657 shares of Common Stock are issued and outstanding, and 500,000 shares of authorized Preferred Stock, of which no shares are issued and outstanding.  All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in the SEC Reports, no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in the SEC Documents and on Schedule 3.2, as of the date hereof, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, except pursuant to the terms of an agreement between the Company and the Purchaser. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein.

Section 3.3          Corporate Authorization; No Contravention.  The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, (a) has been duly authorized by all necessary corporate action; (b) do not and will not contravene the terms of the Certificate of Incorporation or By-Laws of the Company or any amendment thereof or any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected; (c) do not and will not (i) conflict with, contravene, result in any material violation or breach of or material default under (with or without the giving of notice or the lapse of time or both), (ii) create in any other Person a right or claim of termination or amendment, or (iii) require any material modification or acceleration or cancellation of, any contractual obligation of the Company or any of its Subsidiaries; and (d) do not and will not result in the creation of any Lien (or obligation to create a Lien) against any material property or asset of the Company or any of its Subsidiaries, except, in all cases, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.4           Binding Effect.  This Agreement has been duly executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

Section 3.5       Governmental Authorization.  Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or Governmental Authority in order for it to execute, deliver or perform any of its obligations under the Agreement or issue and sell the Shares in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws, rules or regulations or any registration provisions provided in the Registration Rights Agreement).

Section 3.6       Issuance of Securities. The Shares to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind, and fully paid and non-assessable.

Section 3.7       SEC Reports; Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) of the Exchange Act.  Since December 31, 2007, the Company has filed in a timely manner all SEC Reports required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, and the Company has disclosed to the Purchasers all events, facts or circumstances that exist or have occurred on or prior to the date of this Agreement that are required to be disclosed on a Form 8-K, but have not yet been so reported on a Form 8-K or other SEC Report (provided, that no such disclosure is required with respect to any event, fact or circumstances that requires disclosure on a Form 8-K and is related to the transactions contemplated by this Agreement).  At the times of their respective filings, each of the SEC Reports filed since December 31, 2007 (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and such SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

 Section 3.8          No Material Adverse Change.  Since March 31, 2010, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed in the SEC Reports.

 Section 3.9          No Undisclosed Liabilities. Except as disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries has incurred any liabilities, obligations, claims or losses other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

Section 3.10         Title to Assets. Each of the Company and the Subsidiaries has good and valid title to all of their respective real and personal property reflected in the SEC Reports, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for Permitted Encumbrances and those that, individually or in the aggregate, do not cause a Material Adverse Effect. Any material leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

Section 3.11         Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto.  Except as set forth in the SEC Reports, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, would reasonably be expected, if adversely determined, to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or Governmental Authority against the Company or any Subsidiary or any officers or directors of the Company or Subsidiary in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

 Section 3.12        Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except such that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 3.13        Taxes. The Company and each of its Subsidiaries has timely filed or has valid extensions of the time to file all material federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency, which if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect.

Section 3.14         Brokers’ or Finders’ Fees. Except as set forth on Schedule 3.14, the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the transactions contemplated by this Agreement.

Section 3.15         Internal Accounting Controls. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the Commission, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

Section 3.16         Securities Act. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder.  Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will take any action that would require registration under the Securities Act or applicable state securities laws of the offer, sale or issuance of the Shares to the Purchasers.  Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of any of the Shares.

Section 3.17         Disclosure. Except for: (i) the existence of this Purchase Agreement, (ii) the contemplation of sale of the Shares to the Purchasers, (iii) the consummation of the sale of the Shares to the Purchasers and (iv) certain disclosures set forth or required in Article III and the schedules thereto, the Company confirms that neither it nor any other person acting on its behalf has provided the Purchasers or its agents or counsel with any information that constitutes or might constitute material, nonpublic information.

Article IV – Representations and Warranties of the Purchasers

Each Purchaser, with respect to itself, hereby represents and warrants to the Company as of the date hereof and as of the Closing Date, as follows:

Section 4.1           Organization and Standing. The Purchaser is a limited liability company or a limited liability limited partnership, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

Section 4.2           Authorization and Power.  The Purchaser has the requisite power and authority to enter into and perform its obligations under Agreement and to purchase the Shares being sold to it hereunder.  The execution, delivery and performance of the Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby (a) have been duly authorized by all necessary limited liability company action, and (b) does not contravene the terms of the organizational or governing documents of the Purchaser.  No further consent or authorization of the Purchaser, its board of directors or other governing body, or of its members, is required for the execution, delivery or performance of the Agreement by the Purchaser. When executed and delivered by the Purchaser, the Agreement shall constitute valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

Section 4.3           Acquisition for Investment.  The Purchaser is purchasing the Shares solely for its own account and not with a view to or for sale in connection with a distribution thereof.  The Purchaser does not have a present intention to sell any of the Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Shares to or through any person or entity; provided, however, that by making the representations herein, the Purchaser does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with Federal and state securities laws applicable to such disposition.  The Purchaser acknowledges and agrees that certificates representing the Shares shall bear a legend to the following effect:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

Section 4.4           Purchaser Status.  At the time Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.  The Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Shares. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and the Purchaser is not a broker-dealer. The Purchaser acknowledges that an investment in the Shares is speculative and involves a high degree of risk.

Section 4.5           Access to Information. The Purchaser acknowledges that it has reviewed the SEC Reports, the Schedules to this Agreement and other information furnished by the Company, and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) the opportunity to access to information about the Company and Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to Purchaser’s investment in the Shares.

Section 4.6           Rule 144.  The Purchaser understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. The Purchaser acknowledges that the Purchaser is familiar with Rule 144, and that the Purchaser has been advised that Rule 144 permits resales only under certain circumstances. The Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

Section 4.7           Certain Trading Activities.  The Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the earlier to occur of (a) the time that such Purchaser was first contacted by or on behalf of the Company regarding an investment in the Company, or (b) the 30th day prior to the date of this Agreement.

Section 4.8           No General Solicitation. The Purchaser acknowledges that the Shares were not offered to the Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (a) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (b) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

Section 4.9           Independent Investment Decision.  The Purchaser has independently evaluated the merits of its decision to purchase Shares pursuant to the Agreement.  The Purchaser has not relied on the business or legal advice of the Company or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Agreement other than as contained therein.

Section 4.10         Exemption From Registration. The Purchaser understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Shares. The Purchaser understands that no Governmental Authority has passed upon or made any recommendation or endorsement of the Shares.

Section 4.11         Certain Fees. The Purchaser has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the transactions contemplated by this Agreement.

Section 4.12         No Agreements. The Purchaser has not agreed to act with any other Person for the purpose of acquiring, holding, voting or disposing of the Shares purchased hereunder for purposes of Section 13(d) of the Exchange Act, and the Purchaser is acting independently with respect to its investment in the Shares.

Article V – Survival of Representations, Warranties and Agreements

Section 5.1           Survival.  All covenants, agreements, representations and warranties made by the Company and the Purchasers herein shall survive the execution of this Agreement, the delivery to the Purchasers of the Shares being purchased, and the payment therefore for a period of three (3) years from the Closing Date.  Notwithstanding the previous sentence, the obligations of the Company pursuant to Article VI and VII of this Agreement shall survive until the end of the Registration Period, as such term is defined in Section 6.1(b) of this Agreement, and the obligations pursuant to Article IX shall survive indefinitely.

Article VI – Registration of the Shares

Section 6.1           Registrable Securities.  As used herein the terms “Registrable Securities” and “Registrable Security” means the Shares, and any shares of Common Stock issued or issuable, from time to time, upon any reclassification, share combination, share subdivision, stock split, stock dividend, merger, consolidation, or similar transaction or event as a distribution on, in exchange for, or with respect to any of the Shares, including the Penalty Shares, if any; provided, however, that with respect to any Registrable Security, such security shall cease to be a Registrable Security after June 11, 2013, or when, as of the date of determination, (i) such Registrable Security has been sold by Purchasers, or (ii) it is freely tradeable without limitation on the number of Shares transferable by the holder thereof pursuant to an exemption from registration provided by Rule 144 promulgated under the Securities Act.  Notwithstanding anything contained herein to the contrary, the rights of the Purchasers under this Section 6.1 may be assigned by the Purchasers to any of their respective Purchaser Affiliates to which either Purchaser has transferred or sold any of its Shares, provided such Purchaser Affiliates agree to be bound to the terms and obligations of this Agreement.

Section 6.2           Resale Registration Statement.  After Closing, the Company shall prepare and file with the Commission a registration statement as soon as practicable covering the Purchasers’ Registrable Securities (the “Resale Registration Statement”).  Subject to receipt of necessary information from the Purchasers, the Company shall use its best efforts to prepare and file with the Commission the Resale Registration Statement within forty- five (45) days after the Closing Date on Form S-3 or such other form as may be available and required.  The Company shall use its best efforts to have the Resale Registration Statement declared effective under the Securities Act by the Commission within one-hundred and twenty (120) days after the Closing Date. Upon the effectiveness of the Resale Registration Statement, the Company will use best efforts to keep the Resale Registration Statement open until the earlier to occur of: (i) the date as of which all such Registrable Securities are sold by the Purchasers and any Affiliates who were transferred rights under this Agreement, or (ii) the date as of which such Registrable Securities are freely tradeable pursuant to Rule 144 of the Securities Act and in connection therewith all legends on any such Registrable Securities have been removed (the “Registration Period”). The Company shall bear all of the expense of the Resale Registration Statement.

Section 6.3          Other Obligations.

(a)          The Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to the Resale Registration Statement and the prospectus used in connection with the Resale Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep the Resale Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Resale Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Resale Registration Statement.

(b)          The Company shall furnish to the Purchasers without charge, (i) at least one copy of such Resale Registration Statement as declared effective by the Commission and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) one copy of the final prospectus included in such Resale Registration Statement and all amendments and supplements thereto (or such other number of copies as such Purchasers may reasonably request) and (iii) such other documents as such Purchasers may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Purchasers.

(c)          The Company shall use best efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Purchasers reasonably request, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its Certificate of Incorporation or By-laws, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.3(c), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Purchasers of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(d)         As promptly as practicable after becoming aware of such event or development, the Company shall notify the Purchasers in writing of the happening of any event as a result of which the prospectus included in the Resale Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Resale Registration Statement to correct such untrue statement or omission, and deliver one copy of such supplement or amendment to the Purchasers. The Company shall also promptly notify the Purchasers in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when the Resale Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Purchasers by facsimile on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to the Resale Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to the Resale Registration Statement would be appropriate.

(e)          The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Resale Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction within the United States of America and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Purchasers of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

Section 6.4           Failure to Register. The Company and the Purchasers agree that in the event that the Resale Registration Statement has not been declared effective within 120 days after the Closing Date (a “Registration Default”), for each 30-day period, or portion thereof, during which the Registration Default remains uncured (each, a “Penalty Period”), the Company shall issue or pay, as applicable, to each Purchaser for each Penalty Period 5% of the aggregate purchase price paid by such Purchaser for the Shares (provided, that for purposes of this calculation, such aggregate purchase price amount shall be proportionately reduced to the extent that such Purchaser has sold or transferred (other than to an Affiliate) all or a portion of the Shares prior to the beginning of the Penalty Period, including, but not limited to, in a transaction covered by Rule 144 of the Securities Act), payable in validly issued, fully paid and nonassessable shares of Common Stock (valued at the average closing price of the Common Stock for the three trading days ending on the last trading day of such Penalty Period) (the “Penalty Shares”) or cash, or a combination thereof, at the option of the Company; provided, however, that the maximum aggregate payment of cash, or issuance of Penalty Shares to Purchaser, or a combination thereof, as the case may be, in respect of a Registration Default shall not exceed 50% of the aggregate purchase price paid by such Purchaser for the Shares and provided further, that if the issuance of Penalty Shares by the Company would result in the Company being required by Nasdaq rules or other applicable rules to obtain the approval of the Company’s stockholders, then the Company shall pay cash rather than issue Penalty Shares to the extent needed to avoid such stockholder approval. The Company shall deliver the Penalty Shares or cash payment to each Purchaser by the seventh business day after the end of each Penalty Period. Notwithstanding anything to the contrary herein, the issuance of Penalty Shares or cash as provided in this Section 6.4 shall be each Purchaser’s exclusive remedy in the event of any Registration Default; provided, however, that if the foregoing remedy is deemed unenforceable by a court of competent jurisdiction then the Purchasers shall have all other remedies available at law or equity.

Section 6.5           Failure to Maintain Registration Statement.  If, on any day after the effective date of the Resale Registration Statement and up until the conclusion of the Registration Period, sales of all of the Registrable Securities required to be included on such Resale Registration Statement that have not already been sold by Purchasers pursuant to the Resale Registration Statement cannot be made pursuant to such Resale Registration Statement (as a result of the failure to keep such Resale Registration Statement effective or the Company’s failure to register a sufficient number of shares of Common Stock), and Rule 144 of the Act is not available to Purchaser as a result of Purchaser’s failure to maintain current public information as set forth in Rule 144 of the Act  (each, a “Maintenance Failure”), and such Maintenance Failure has not been cured within 60 days of the date of such Maintenance Failure, then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the Shares (which remedy shall not be exclusive of any other remedies available at law or in equity), for each 30-day period, or portion thereof, during which such uncured Maintenance Failure continues to remain uncured (each, a “Maintenance Penalty Period”), the Company shall pay to each Purchaser of Registrable Securities who has not already sold all of the Shares elating to such Resale Registration Statement an amount equal to 5% of the aggregate purchase price paid by such Purchaser for the Shares (provided, that for purposes of this calculation, such aggregate purchase price amount shall be proportionately reduced to the extent that Purchaser has sold or transferred (other than to an Affiliate) all or a portion of the Shares prior to the beginning of the Maintenance Penalty Period, including, but not limited to, in a transaction covered by Rule 144 of the Securities Act), payable in validly issued, fully paid and nonassessable shares of Common Stock (valued at the average closing price of the Common Stock for the three trading days ending on the last trading day prior to the start of the Maintenance Failure period or each such thirtieth day period thereafter) (the “Maintenance Failure Penalty Shares”) or cash, or a combination thereof, at the option of the Company; provided, however that the maximum aggregate payment of cash, or issuance of Maintenance Failure Penalty Shares to Purchaser, or a combination thereof, as the case may be, in respect of any uncured Maintenance Failure shall not exceed, when aggregated with any penalties paid pursuant to Section 6.4, 75% of the aggregate purchase price paid by such Purchaser for the Shares and provided further, that if the issuance of Maintenance Failure Penalty Shares by the Company would result in the Company being required by Nasdaq rules or other applicable rules to obtain the approval of the Company’s stockholders, then the Company shall pay cash rather than issue Penalty Shares to the extent needed to avoid such stockholder approval.  The Company shall deliver the Maintenance Failure Penalty Shares or cash payment to each Purchaser by seventh business day after the end of each Maintenance Penalty Period.  The payments to which a holder shall be entitled pursuant to Sections 6.4 and 6.5 are referred to as “Registration Delay Payments.”   In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full.

Article VII – Covenants

Section 7.1           Registration and Listing. The Company shall cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act, to comply with all requirements related to any registration statement filed pursuant to this Agreement, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. Subject to the terms of the Agreement, the Company further covenants that it will take such further action as the Purchasers may reasonably request, all to the extent required from time to time to enable the Purchasers to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including without limitation: (i) instructing its counsel to issue (at the Company’s cost) any requisite legal opinions as promptly as possible, but in any event within two business days and (ii) instructing its transfer agent to promptly as possible remove all restrictive legends as promptly as possible, but in any event within one business day of receiving all reasonably requested documentation.

Section 7.2           Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which would be reasonably likely to have a Material Adverse Effect.

Section 7.3           Reporting Status. So long as the Purchasers (or their Affiliates) beneficially own any of the Shares, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

Section 7.4           Legend Removal; Rule 144.  In the event that the Registrable Securities are sold by the Purchasers or their Affiliates in a manner that complies with an exemption from registration and enables such stock to be subsequently freely tradable, the Company will promptly instruct its counsel (at its expense) to issue to the transfer agent an opinion permitting removal of the legend.

Article VIII – Conditions to Closing

Section 8.1          Conditions Precedent to the Obligation of the Company to Close and to Sell the Shares.  The obligation hereunder of the Company to close and issue and sell the Shares to the Purchasers at the Closing is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)          Accuracy of the Purchasers’ Representations and Warranties.  The representations and warranties of the Purchasers shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b)          Performance by the Purchasers.  The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

(c)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)          Delivery of Purchase Price. The Purchase Price for the Shares to be purchased at the Closing shall have been delivered to the Company on the Closing Date.

(e)          Delivery of this Agreement. This Agreement shall have been duly executed and delivered by the Purchasers to the Company.

Section 8.2           Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Shares. The obligation hereunder of the Purchasers to purchase the Shares and consummate the transactions contemplated by this Agreement at the Closing is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchasers’ sole benefit and may be waived by the Purchasers at any time in their sole discretion.

(a)          Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(b)          Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)          No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any Governmental Authority shall have been commenced, and no investigation by any Governmental Authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(e)          Delivery of this Agreement. The Company shall have duly executed and delivered to the Purchasers this Agreement.

(f)           Material Adverse Effect. No Material Adverse Effect shall have occurred.

Article IX — Indemnification

Section 9.1          General Indemnity.

(a)          The Company agrees to indemnify and hold harmless the Purchasers and Purchasers’ Affiliates from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the them as a result of (i) any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein, or (ii) any untrue statement of a material fact contained in the Resale Registration Statement; provided, however, that the Company shall not be liable under this Section 9.1 to an indemnified party: (a) to the extent that it is finally judicially determined that such losses, liabilities, deficiencies, costs, damages and expenses resulted primarily from the willful misconduct or gross negligence of such indemnified party or (b) to the extent that it is finally judicially determined that such losses, liabilities, deficiencies, costs, damages and expenses resulted primarily from the breach by any indemnified party of any representation, warranty, covenant or other agreement of such indemnified party contained in this Agreement.

(b)          The Purchasers agrees to indemnify and hold harmless the Company and its Affiliates from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the them as a result of (i) any inaccuracy in or breach of the representations, warranties or covenants made by the Purchasers herein, or (ii) any untrue statement of a material fact contained in the Resale Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by the Purchasers specifically for  use in preparation of the Resale Registration Statement; provided, however, that the Purchasers shall not be liable under this Section 9.1 to an indemnified party: (a) to the extent that it is finally judicially determined that such losses, liabilities, deficiencies, costs, damages and expenses resulted primarily from the willful misconduct or gross negligence of such indemnified party or (b) to the extent that it is finally judicially determined that such losses, liabilities, deficiencies, costs, damages and expenses resulted primarily from the breach by any indemnified party of any representation, warranty, covenant or other agreement of such indemnified party contained in this Agreement.

Section 8.2           Indemnification Procedure.  Any party entitled to indemnification under this Article IX (an “indemnified party”) will give written notice to the indemnifying party of any matter giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article IX except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim.  In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.  The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim.  The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense.  The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent.  Notwithstanding anything in this Article IX to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim.  The indemnification obligations to defend the indemnified party required by this Article IX shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification.

Article X — Miscellaneous

Section 10.1         Fees and Expenses.  Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company agrees to reimburse the Purchasers for their actual legal fees and expenses up to a maximum of $10,000 (the “Permitted Expenses”) (and in no event shall the Company be liable for any fees and expenses, including Permitted Expenses, in excess of such $10,000 maximum).

Section 10.2         Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor either Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein.  No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company or the Purchasers.

Section 10.3         Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	Vertro, Inc. 143 Varick Street New York, New York 10013 Facsimile No.: (212) 809-0926 Attention: John B. Pisaris

with copies (which copies shall not constitute notice to the Company) to:	Porter, Wright, Morris & Arthur, LLP 41 South High Street, Suite 2800 Columbus, Ohio 43215 Facsimile No.: (614) 227-2100 Attention: William J. Kelly, Jr., Esq.

If to the Purchasers:
Red Oak Partners, LLC
654 Broadway, Suite 5
New York, New York 10012
Facsimile No.:  (646) 390-6784
Attention:  David Sandberg

Pinnacle Fund, LLLP
c/o Pinnacle Partners, LLC
32065 Castle Court, Suite 100
Evergreen, CO 80439

with copies (which copies shall not constitute notice to the Purchaser) to:	Becker Law Group 1178 Broadway, Suite 331 New York, New York 10001 Facsimile No.: (646) 390-8000 Attention: David Becker, Esq.

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

Section 10.4         Waivers.  No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 10.5         Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 10.6         Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

Section 10.7         No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 10.8         Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.

Section 10.9         Counterparts.  Electronic transmissions or retransmissions of images of any executed original document shall be deemed to be the same as the delivery of an executed original.  At the request of any party hereto, the other parties hereto shall confirm such electronic transmissions by executing duplicate original documents and delivering the same to the requesting party or parties.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement, it being understood that all parties need not sign the same counterpart.

Section 10.10       Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 10.11       Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and the Purchasers shall execute and deliver such instruments, documents and other writings and perform such further acts as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

Section 10.12       No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized officers as of the date first above written.

VERTRO, INC.

By:	/s/ Peter A. Corrao
Name: Peter A. Corrao
Title: President & Chief Executive Officer

PURCHASERS:

RED OAK FUND, LP

By: its general partner, Red Oak Partners, LLC

By:	/s/ David Sandberg
Name: David Sandberg
Title: Managing Member

PINNACLE FUND, LLLP

By: its general partner, Red Oak Partners, LLC

By:	/s/ David Sandberg
Name: David Sandberg
Title: Managing Member

[Signature Page to Stock Purchase Agreement]

SCHEDULE I
PURCHASERS

Name	Number of Shares	Purchase Price	Less Permitted Expense	Payment to Company

Red Oak Fund, LP	394,737	$150,000.10	$10,000	$140,000.10

Pinnacle Fund, LLLP	263,158	$100,000.00	0	$100,000.00

Schedule 3.2

There are 3,926,305 shares subject to issuance pursuant to either (i) outstanding awards, or (ii) awards available for grant under the Company’s 1999 Stock Inventive Plan, 2004 Stock Inventive Plan or 2006 Stock Award and Incentive Plan.

The Company may issue shares, subject to the terms and conditions of that Reserve Equity Financing Agreement, dated May 10, 2010, by and between the Company and AGS Capital Group, LLC, as described in the Company’s Current Report on Form 8-K, dated May 10, 2010, and filed with the Commission on May 11, 2010.

Schedule 3.14

America’s Growth Capital, LLC has been the Company’s placement agent and fees are payable to such entity under the Company’s Agreement with such entity.